Exhibit 99.2

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION

APPOINTS BRETT A. BROWN AS CHIEF FINANCIAL OFFICER

OAK BROOK, Ill. (May 24, 2004) – Inland Real Estate Corporation today announced the appointment of Brett A. Brown as chief financial officer. Mr. Brown will have primary responsibility for all accounting functions and other financial matters within the Company. Mark E. Zalatoris, the former chief financial officer, will continue as Executive Vice President, Chief Operating Officer and Treasurer for the Company.

Mr. Brown joins Inland Real Estate Corporation from Great Lakes REIT, where he served as senior vice president of financial reporting, in which he has more than 17 years experience. Mr. Brown also served as the primary investor relations officer for Great Lakes REIT.

Mr. Brown is a certified public accountant, and a member of the American Institute of Certified Public Accountants and the Illinois Certified Public Accountants Society.

Inland Real Estate Corporation is a self-administered public REIT that owns 138 neighborhood, community and single-tenant retail centers located in the Midwestern United States.

This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “may”, “will”, “should” and “could.” There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s filing on Form 10-K for the year ended December 31, 2003.